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                                                                  EXHIBIT 21.1

                           SUBSIDIARIES OF REGISTRANT


Direct Subsidiaries

         Leroy's Horse and Sports Place, Inc.

         Leroy's Hotel Corporation ("Hotel Corporation")

         Computerized Bookmaking Systems, Inc. ("CBS")

         American Wagering Management Company, Inc.

Indirect Subsidiaries

         Mega$ports, Inc. (50% ownership by CBS)

         B-P Food Corporation (wholly-owned subsidiary of Hotel Corporation)




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